                                                                   EXHIBIT 10.22

                             MASTER SITE AGREEMENT
                             ---------------------

     THIS MASTER SITE AGREEMENT (hereinafter referred to as this "MSA"), is made
as of the  15th   day of   March  , 1998 (the "MSA Commencement Date"), by and
           ----            -----
between BELLSOUTH CAROLINAS PCS, L.P., a Delaware limited partnership, BELLSOUTH PERSONAL COMMUNICATIONS, INC., a Delaware corporation, each doing business as BELLSOUTH MOBILITY DCS, and their respective BellSouth Affiliates, successors and assigns (hereinafter collectively referred to as "BellSouth") and, TRITON PCS PROPERTY COMPANY L.L.C., a Delaware limited liability company, and its successors and permitted assigns (hereinafter referred to as the "User").

     WHEREAS, BellSouth is the owner of communications towers located on property either owned, leased or licensed by BellSouth (individually, a "Tower", collectively, "Towers");

     WHEREAS, User is a provider of certain wireless digital communications services in the United States as such services are more particularly defined in
Section 3 hereinbelow ("User's Wireless Business");

     WHEREAS, BellSouth and User desire to enter into this MSA which will establish the general terms and conditions whereby User will lease, sublease, license or sublicense, as applicable, from BellSouth space on one or more of BellSouth's Towers and ground space on BellSouth's land (real property owned, leased or licensed by BellSouth with respect to each Site (as defined below) hereinafter the "Property") for the construction of an equipment shelter or cabinet(s) for the placement of User's communications equipment for operation of User's Wireless Business;

     WHEREAS, BellSouth and User will enter into a Site Agreement in form and substance substantially similar to Schedule "I" attached hereto and by reference
                                   -----------
made a part hereof (individually, a "Site Agreement"; collectively, "Site Agreements") which will establish the terms for use of a specific Site.

     NOW, THEREFORE, for valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

     1.   MSA.  This MSA sets forth the general terms and conditions upon which
          ---
all Sites, as defined below, shall be leased, subleased, licensed or sublicensed to User. From time to time during the term hereof, User and BellSouth may execute Site Agreements in the form attached hereto as Schedule "I" and by reference made a part hereof. Each Site Agreement shall identify a particular Site made subject to this MSA and more fully set forth specific terms particular to that Site. In the event of a conflict or inconsistency between the terms of this MSA and a Site Agreement, the terms of the Site Agreement shall govern and control for that Site.

     2.   Demise.  Subject to the following terms and conditions, BellSouth
          ------
hereby agrees to lease, sublease, license or sublicense, as applicable, to User certain space on one or more of BellSouth's Towers together with sufficient space on the Property with easements for access and utilities. User's use of the Tower and Property shall be limited to the Tower and Property, together with easements for access and utilities described and depicted in Exhibit "All to each Site Agreement (the Property, the space upon BellSouth's Tower utilized by User and any easements providing access and utilities to the Property are sometimes referred to herein individually as a "Site" or collectively as "Sites"). With respect to any Sites which User may desire to lease, sublease, license or sublicense, as applicable, User shall give written notice to BellSouth at the address provided in Section 27 hereof of such desire. After receipt of


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        Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

written notice from User of such desire to add a Site to this MSA, BellSouth shall provide User with a Site Application to be completed by User. Upon receipt by BellSouth of the completed Site Application, together with any application fee required by BellSouth, BellSouth shall evaluate the feasibility of utilization of each Site requested by User to be added to this MSA. Except in extraordinary circumstances, as determined by BellSouth in its discretion, the application fee generally will not exceed ***** per Site. BellSouth will use reasonable best efforts to respond promptly to initial requests for a Site Application and to Site Applications submitted by User. BellSouth may decline additional Sites for any reason whatsoever. If BellSouth desires to lease or to license any Site to User, BellSouth shall deliver to User three (3) completed, unexecuted counterparts of a Site Agreement pertaining to such Site. User shall have a period of fifteen (15) business days from User's receipt of such Site Agreement to execute and return same to BellSouth. If User fails to return all counterparts of the Site Agreement, properly executed and unmodified by User, together with the Site Cost Reimbursement Amount (as defined herein) set forth in the Site Agreement, within such fifteen (15) day period such Site Agreement shall immediately be deemed null and void. Upon receipt of the properly executed, unmodified counterparts of the Site Agreement, BellSouth will execute same and return a fully executed original of the Site Agreement to User, whereupon the Site Agreement shall be deemed to be added to this MSA.

     3.   Permitted Use.  Subject to the terms of this MSA and User's exclusive
          -------------
rights to portions of the applicable Tower (which shall not prevent cabling or access by BellSouth or third parties across User's space on the Tower) under the Site Agreement for each respective Site, User shall be permitted the non-exclusive right to install, maintain, operate, service, and subject to BellSouth's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, modify and replace its communication equipment as more particularly described on the User's Co-Location Application attached as Exhibit "C" to each Site Agreement (the "Facilities") at such Site, including without limitation, BellSouth's Tower, which Facilities shall be utilized for the transmission and reception of wireless voice and data communications using digital communications services technology. These shall be the only permissible uses under this MSA and each Site Agreement, and User specifically acknowledges that microwave facilities are not permitted uses.

     4.   Master Lease/License.  A Site Agreement shall be subject and
          --------------------
subordinate to all of the terms and conditions of the agreement pursuant to which BellSouth has rights in and to the Property (the "Master Lease/License"), which are incorporated in the Site Agreement by reference and a copy of which has been or will be delivered to User and attached to the Site Agreement as Exhibit "A-1". subject to redaction of the financial terms set forth therein or as otherwise required by confidentiality and nondisclosure provisions contained therein. If applicable, BellSouth agrees to provide User with copies of all amendments to, extensions of and renewal notices given pursuant to the Master Lease/License, subject to redaction of the financial terms set forth therein or as otherwise required by confidentiality and non-disclosure provisions contained therein. BellSouth represents to User that as of the Execution Date of a Site Agreement neither BellSouth nor BellSouth's Landlord ("Master Landlord") is in default under the Master Lease/License, or to the best of BellSouth's knowledge with the passage of time will be in default under the Master Lease/License.

     5.   Conditions Precedent.
          --------------------

          (a)  Conditions Precedent Based On Consent of Master Landlord.  If
               --------------------------------------------------------
BellSouth is party to a Master Lease/License for a Site, the Site Agreement for such Site shall be contingent upon BellSouth and/or User, as applicable, being able to satisfy one (1) of the following conditions precedent within thirty (30) days of the Execution Date of the Site Agreement, if required by the Master Lease/License, in BellSouth's sole reasonable opinion.


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

               (i)   Notice to Master Landlord of [Sublease/License].  If notice
                     -----------------------------------------------
to the Master Landlord of the sublease, license or sublicense, is required by the Master Lease/License, in BellSouth's sole reasonable opinion, BellSouth shall so notify the Master Landlord and shall deliver, upon User's request, evidence of such notification; or

               (ii)  Consent of Master Landlord to [Sublease/License] of Tower
                     ---------------------------------------------------------
Space and Ground Space.  BellSouth or User, at BellSouth's option, will obtain
----------------------
the written consent of Master Landlord to BellSouth's [sublease, license, sublicense] to User of Tower Space and Ground Space (as such terms are defined in the Site Agreement), if required by the Master Lease/License, in BellSouth's sole reasonable opinion;

               (iii) Consent of Master Landlord to Sublease A License of Tower
                     ---------------------------------------------------------
Space and Master Landlord Leasing Ground Space to User.  BellSouth or User, at
------------------------------------------------------
BellSouth's option, will obtain (aa) the written consent of Master Landlord to BellSouth's [sublease, license, sublicense] to User of Tower Space, if required by the Master Lease/License, in BellSouth's sole reasonable opinion, and (bb) a written ground lease from the Master Landlord providing for the [lease/license] of ground space from the Master Landlord to User for User's Ground Facilities (as defined in the Site Agreement), upon terms and conditions acceptable to User in User's sole and absolute discretion.

     BellSouth and User shall cooperate with one another in efforts to obtain the consent of the Master Landlord pursuant to Sections 5(a)(ii) and 5(a)(iii) hereof.

     If BellSouth or User is able to obtain the written consent of the Master Landlord to BellSouth's sublease, license or sublicense to User of Tower Space and Ground Space pursuant to Section 5(a)(ii), (aa) BellSouth or User shall deliver to the other a copy of such written consent, (bb) the condition precedent to BellSouth leasing Tower Space and Ground Space to User shall be deemed satisfied, and (cc) the term "Leased Space" as used in the Site Agreement shall mean Tower Space and Ground Space and the term "Facilities" as used in the Site Agreement shall mean the Tower Facilities and Ground Facilities.

     If BellSouth or User is able to obtain the written consent of Master Landlord to BellSouth's lease to User of Tower Space (but not to BellSouth's sublease, license or sublicense to User of the Ground Space) and BellSouth or User is able to obtain a ground lease from the Master Landlord pursuant to
Section 5(a)(iii) hereof, (aa) BellSouth or User shall deliver to the other a copy of such written consent, (bb) User shall deliver to BellSouth a copy of the certification as to the ground lease or license from the Master Landlord to User in substantially the form of Exhibit D attached to the Site Agreement, (cc) the condition precedent set forth in Section 5(a)(ii) hereof shall not have been satisfied but the condition precedent set forth in Section 5(a)(iii) hereof shall be deemed satisfied, and (dd) the term "Leased Space" as used in the Site Agreement shall mean Tower Space only and the term "Facilities" as used in the Site Agreement shall mean Tower Facilities only. If BellSouth elects to obtain the ground lease described in Section 5(a)(iii), then such ground lease shall be subject to User's prior approval and User shall be responsible for the payment of BellSouth's reasonable, documented costs in obtaining the ground lease and of all rents and other sums due under the ground lease, as and when such sums are due and payable.

     If BellSouth or User is unable to satisfy the condition set forth in
Section 5(a)(ii) or BellSouth or User is unable to satisfy the conditions set forth in Section 5(a)(iii) within thirty (30) days of the Execution Date of the Site Agreement, the Site Agreement shall automatically terminate and become null and void, unless extended in writing by mutual consent of BellSouth and User. Upon such termination, neither BellSouth nor User shall have any obligations to the other except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, arising prior to the date of termination.

          (b) Conditions Precedent to Site Commencement Date. Each Site Agreement is further contingent upon User being able to satisfy the following conditions prior to the Site Commencement Date, as defined in the Site
Agreement:

               (i)   Approvals.  User obtaining, after the Execution Date of the
                     ---------
Site Agreement, all certificates, permits, licenses and other approvals including zoning approvals that may be required by any federal, state or local authorities (the "Approvals") to permit User's intended use of the Leased Space. User covenants to use its best efforts to obtain all such Approvals. BellSouth shall cooperate, at User's cost, with User in its effort to obtain such Approvals. In the event that User notifies BellSouth that (aa) any application for an Approval is rejected, (bb) an Approval is canceled, expires, lapses, or is otherwise withdrawn or terminated for any reason whatsoever prior to installation of the Facilities by User, or (cc) any application for Approval is not likely to be obtained or approved, as determined in User's sole discretion, the Approvals shall be deemed to not have been obtained by User.

               (ii)  Radio Frequency Propagation Test.  User determining, in
                     --------------------------------
User's sole discretion, that the results of any radio frequency propagation tests are satisfactory, such that User is able to use the Leased Space for User's intended use.

               (iii) Utilities and Access.  User determining, in User's sole,
                     --------------------
reasonable discretion, that (aa) telephone and electric utilities are available at the Leased Space or Tower of sufficient capacity to accommodate User's Facilities and (bb) ingress and egress is available to and from the Leased Space and to and from a publicly dedicated road.

               (iv)  Tower Capacity.  User determining in User's sole,
                     --------------
reasonable discretion based on a Tower analysis satisfying the requirements of
Section 10 (ii) hereof that the Tower is of sufficient capacity to accommodate the load requirements of User's Facilities.

               (v)   Title.  User determining in User's sole discretion that the
                     -----
status of title as to the Leased Space and easements granted herein are acceptable to User.

               (vi)  Hazardous Substances.  User determining in User's sole
                     --------------------
discretion that the Leased Space and Property are free of all Hazardous Substances, as defined in Section 15 (b) hereof.

     If any one (1) of the conditions set forth above will not be satisfied as of the Site Commencement Date of the Site Agreement, User shall have the right to terminate the Site Agreement by giving BellSouth written notice thereof. If User elects to terminate the Site Agreement, the Site Agreement shall terminate as of the date BellSouth receives such notice from User and neither BellSouth nor User shall have any further obligation under this Site Agreement except for any indemnity obligations in this Agreement and User's obligation to remove its Facilities from the Property.

               (vii) Site Cost Reimbursement Amount.  User shall pay a one-time
                     ------------------------------
site cost reimbursement amount ("Site Cost Reimbursement Amount") to BellSouth, paid by User to BellSouth with the execution and delivery of the Site Agreement with respect to such Site. Except in certain circumstances, as set out herein, the Site Cost Reimbursement Amount generally will not exceed ***** per Site. BellSouth and User acknowledge and agree that the Site Cost Reimbursement Amount reflects an equitable sharing of the capital costs incurred by BellSouth


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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment
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                                       4
with respect to the construction of the Tower and the ability of User to locate its Facilities thereon. Consequently, the Site Cost Reimbursement Amount is independent of and in addition to, and not in substitution or reduction of, all or any part of the Base Rent specified in such Site Agreement, or the fair market value of the rent applicable to such Site. The preceding notwithstanding, in the event that User has not on or before December 31, 1998 (i) executed and returned fifty (50) or more Site Agreements, (ii)paid any applicable Site Cost Reimbursement Amount for said fifty (50) or more Sites, (iii) paid the Site Application fee for said fifty (50) or more Sites, and (iv) paid the first annual installment of base rent on said fifty (50) or more Sites, BellSouth may look back to all existing Sites and charge User an additional Site Cost Reimbursement Amount of ***** per Site. Beginning January 1, 1999, the Site Cost Reimbursement Amount for each new Site shall be based upon the amount of the Site Cost Reimbursement Amount referenced above on the December 31, 1998 deadline. In the event User has submitted less than fifty (50) Site Applications, together with related fees, by December 31, 1998, the Site Cost Reimbursement Amount shall remain at ***** until User has submitted fifty (50) or more Site Applications, together with necessary fees, at which point future Site Cost Reimbursement Amounts shall be *****. In the event User has submitted fifty (50) or more Site Applications, together with related fees, by December 31, 1998, the Site Cost Reimbursement Amount shall remain at *****. In the event that User finds it necessary to structurally enhance or otherwise upgrade the Tower prior to locating on the Tower, any such enhancement or upgrades shall be subject to BellSouth's prior written approval and the costs which User incurs in performing said upgrade shall be applied and credited to the Site Cost Reimbursement Amount for that particular Site.

     6.   Term.
          -----

          (a)  MSA Term.  The MSA term shall begin on the MSA Commencement Date
               --------
and shall continue until midnight of the tenth (10th) anniversary of the MSA Commencement Date, unless terminated earlier in accordance with the terms hereof (the "Term").

          (b)  Site Agreement Term and Renewal.  The initial term of each Site
               -------------------------------
Agreement and any renewal terms are provided in each Site Agreement. Notwithstanding the expiration of this MSA, the terms and conditions of this MSA shall continue to apply to each Site Agreement until the Site Agreement Term, including any renewal terms expires or terminates.

     7.   Rent.
          ----

          (a) Base Rent. During the Initial Term of any Site Agreement, User shall pay annual rent in equal annual installments in the amount set forth in the Site Agreement in advance on or before the delivery of the fully executed Site Agreement and then on each anniversary date of the Site Commencement Date. Rent shall be payable by check, and checks shall be made payable to the order of the BellSouth entity specified in the applicable Site Agreement and shall be mailed to the address designated in the applicable Site Agreement. In the event that the Site Agreement is terminated for a reason other than a default by User, then BellSouth shall reimburse User the pro rata amount of the annual rent attributable to the Site where the Site Agreement is terminated based on the balance of the year remaining on the day the Site Agreement is terminated, so long as User is not in default under this Agreement. In the event that the initial base rent is paid by User but the Site Agreement does not commence because of a failure of a condition precedent described in Section 5 or such other reason as described herein, through no fault of User, BellSouth shall refund the initial annual payment of base rent.

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separately with the Securities and Exchange Commission. Confidential treatment
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                                       5

          (b)   Taxes.
                -----

               (i)   Property Taxes.  User shall be responsible for the
                     --------------
reporting and payment when due of any tax directly related to User's ownership or operation of the Facilities and such reporting and payment shall be made directly to the appropriate tax authorities.

               (ii)  Sales Taxes.  BellSouth shall be responsible for billing,
                     -----------
collecting, reporting, and remitting sales taxes directly related to rent payments received pursuant to this MSA and any Site Agreement, if any. User shall be responsible for reimbursing BellSouth for all sales taxes billed related to rent payments received pursuant to this MSA and any Site Agreement, such reimbursement to be due and payable within thirty (30) days of BellSouth's delivery to User of a written invoice and copies of paid tax receipts specifying the payments made by BellSouth.

          (c) Site Agreement Renewal Terms. If and when one or more of the Site Agreement Renewal Terms (as defined in the applicable Site Agreement) are exercised by the User, upon the commencement of each Renewal Term, the annual rent for each Renewal Term shall increase by the percent set forth in such Site Agreement over the annual rent for the immediately preceding term.

          (d) Additional Facilities. If, after the installation of the Facilities, User, with the prior written approval of BellSouth as required by
Section 10 hereof, modifies the Facilities by adding additional equipment to the Tower which materially increases the size or structural or windload on the Tower or is in a different location on the Tower than the Facilities such that additional rent is payable pursuant to Section 10 (vi) hereof, BellSouth and User acknowledge that the rent for the Site shall be increased by an amount set forth in the Site Agreement for each piece of additional equipment. If the Site Agreement is silent on rent for additional equipment, BellSouth and User acknowledge that the rent for the Site shall be increased by a mutually agreed upon amount. In the event BellSouth and User cannot agree upon the increased rent, the increase in rent shall be the fair market rental value for the additional equipment placed on the Tower, which shall be determined by BellSouth and User each designating, within five (5) days of the dispute, an independent NMI appraiser with demonstrated experience appraising similar property and telecommunication uses and shall be the average of the two appraisals prepared by the appraisers. Each party shall pay the fees of its appraiser.

     8.   BellSouth to Locate on User's Towers.  As additional consideration for
          ------------------------------------
BellSouth's agreement to lease, sublease, license or sublicense, as applicable, the Site to User, User hereby agrees to lease, sublease, license or sublicense, as applicable, to BellSouth space on User's tower and ground space adjacent to such tower for the construction and placement of an equipment shelter or cabinet (such tower and ground space collectively referred to as a "Reciprocal Site") and shall be evidenced by a site agreement and master site agreement, in substantially the same form as the Site Agreement for BellSouth's Tower and Property and this MSA. In the event User refuses to lease, sublease, license or sublicense, as applicable, a Reciprocal Site to BellSouth, for reasons unrelated to User's capacity, zoning, permits, licenses and other required approvals, or environmental issues with respect to such Reciprocal Site, BellSouth may elect to terminate any existing Site Agreement with respect to a Site in the same geographic market as the proposed Reciprocal Site refused by User in accordance with the provisions set forth in Section 20(b) hereof.

     9.   Relocation of Facilities.
          ------------------------

          (a) With respect to any Site, BellSouth reserves the right to change the location of User's Facilities upon sixty (60) days written notice to User to accommodate the communications equipment (including a change in frequency) of BellSouth. User shall relocate or remove the Facilities, at BellSouth's expense, within sixty (60) days of receipt of any such notice by User; provided, however, if the relocated space is unacceptable to User, in User's sole discretion, User shall have the right to terminate the Site Agreement upon written notice to BellSouth, which termination shall be effective the earlier of (i) the date set forth in User's termination notice, or (ii) two hundred forty (240) days from User's receipt of BellSouth's relocation notice. Upon such termination, the parties to the Site Agreement shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, and User's obligation to remove the Facilities from the Property. In the event BellSouth needs additional capacity at a Site for its equipment and there is no space on the Tower in which to relocate User's Facilities, upon two hundred and forty (240) days notice, BellSouth may terminate a Site Agreement, and thereafter the Site Agreement shall be of no further force and effect, and except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, and User's obligation to remove the Facilities from the Property, and BellSouth's obligation to reimburse User for the book value (to be determined at the date of termination of the Site Agreement) of any structural enhancements made by User to such Site, the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement.

          (b) In the event of a termination under this Section 9 within the Initial Term of the terminated Site Agreement, BellSouth shall also reimburse User a prorata portion of the Site Cost Reimbursement Amount applicable to such Site Agreement based on a five-year proration of the full Site Cost Reimbursement Amount. The amount reimbursed by BellSouth shall be equal to the prorata portion of the Site Cost Reimbursement Amount from the date of termination to the expiration of the Initial Term. BellSouth shall deliver such reimbursement to User within thirty (30) days of the termination date of the Site Agreement.

     10.  Installation- Modification and Relocation.
          -----------------------------------------

     During the term of the Site Agreement, including any renewal terms, User shall have the right, at User's expense, to install, and with BellSouth's prior written approval, which approval shall not be unreasonably withheld, delayed or denied, relocate and modify the Facilities on the Site. User's installation, maintenance, relocation, modification, and removal shall be in compliance with the following requirements:

               (i)   Facilities.  With regard to a modification or relocation of
                     ----------
the Facilities, User shall provide BellSouth with an updated Exhibit "C" listing all communications equipment to be located on the Site.

               (ii)  Tower Analysis.  User shall submit to BellSouth a completed
                     --------------
Tower analysis, prepared by licensed structural engineer approved by BellSouth
(a) describing any and all installations, modifications, or relocations, as the case may be, of the Facilities on the Tower, (b) including information demonstrating continued compliance with the Tower manufacturer's warranty requirements, if delivered to User, current EIA/TIA standards, other legal requirements for the Tower, and any other information reasonably requested by BellSouth and (c) demonstrating that the installation, modification, or relocation, as the case may be, does not exceed the load capacity of the Tower. The Tower analysis shall be based on all Facilities listed on Exhibit "C"
                                                              -----------
regardless of whether User does not intend to initially install all Tower Facilities. If the Tower is a monopole, User, at User's cost, shall be responsible for the installation of any platforms and cutting of portals required to install User's Tower Facilities; provided, however, User shall not cut any portal in the Tower if the cutting of such portal would adversely affect the manufacturer's warranty on the Tower, if any, or the integrity of the Tower. If the Tower is structurally inadequate to accommodate User's proposed installation, modification or relocation, User, subject to BellSouth's consent, which consent shall not be unreasonably withheld or delayed, shall have the right to structurally enhance the Tower to accommodate User's proposed installation, modification or relocation of User's Tower Facilities, provided User complies with the following additional requirements:

               (1)   Plans and Specifications for Structural Enhancement.  User
                     ---------------------------------------------------
shall submit to BellSouth all plans and specifications for structurally enhancing the Tower, the proposed architect, engineer and/or contractor involved in the structural enhancement, and a structural analysis demonstrating that the Tower, as structurally enhanced, will accommodate all equipment located on the Tower at the time of the structural enhancement and the proposed installation, modification, or relocation of User's Tower Facilities, as the case may be, all of which shall be approved by BellSouth, which approval shall not be unreasonably withheld, conditioned or delayed.

               (2)   Payment of Costs.  User shall pay all costs incurred in
                     ----------------
structurally enhancing the Tower including, without limitation, all material costs, all architectural, engineering and contracting fees, all certificate, permit, license and approval fees, and all actual, reasonable costs incurred by BellSouth to review the plans and specifications and structural analysis.

               (3)   Ownership of Structural Enhancements.  Upon completion of
                     ------------------------------------
and payment by User for the structural enhancements, such structural enhancements shall become the property of BellSouth, and upon request, User shall promptly provide to BellSouth any bills of sale or documentation evidencing BellSouth's ownership of said enhancements.

               (iii) Insurance.  User shall provide BellSouth with insurance
                     ---------
certificates for each Site evidencing that the insurance required by Section 17 of this MSA is in full force and effect including, without limitation, worker's compensation insurance and the insurance required of User's contractors and subcontractors.

               (iv)  Compliance with Laws.  User's installation, modification or
                     --------------------
replacement of the Facilities on the Site and structural enhancement of the Tower, if any, shall be in compliance with all applicable laws, regulations and requirements of any federal, state or local authority, including without limitation, OSHA work practice standards for performing said work. BellSouth, at no cost to BellSouth, agrees to cooperate with User to obtain such compliance.

               (v)   Availability of Space. With regard to the relocation of the
                     ---------------------
Facilities, space on the Tower must be available at the levels, and/or space on the ground must be available at the locations, to which User desires to relocate and, if consent of the Master Landlord is required to relocate the Ground Facilities, then such consent must be obtained prior to relocation.

               (vi)  Additional Rent.  User shall pay BellSouth additional rent,
                     ---------------
in an amount determined in accordance with the provisions of Section 7(d) hereof.

               (vii) Plans and Specifications; Contractor.  User shall submit to
                     ------------------------------------
BellSouth (i) the plans and specifications, a detailed site plan and any other construction documents setting forth the proposed construction, installation and other work to be performed on the Site and Tower and (ii) the names of the proposed contractors and subcontractors performing any such construction, installation or other work, all of which shall be approved by BellSouth, such approval not to be unreasonably withheld, conditioned or delayed. Following the completion of any installation, modification or relocation, User shall provide to BellSouth, at User's expense, updated, as-built drawings, initialed by User, documenting all installed Facilities on the Site and conforming to the plans and specifications, site plan, and any other construction documents approved by BellSouth. The as-built drawings shall include an as-built survey locating the Site to a monument or the Tower (the "As-Built Survey"). Upon receipt and provided the As-Built Survey conforms to the plans and specifications, site plan and any other construction documents approved by BellSouth, BellSouth shall initial the As-Built Survey.

               (viii) User shall keep the Site, Tower, Property and Facilities free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of User in accordance with the provisions of Section 16 (c) hereof, with the sole exception of any liens with respect to equipment financing obtained by User for such Facilities provided that such equipment financing liens do not encumber, attach to or affect, in any manner, BellSouth's or the Master Landlord's right, title or interest in and to all or any part of the Towers or the Property. User may collaterally assign this Agreement to its lender so long as (i) User is not in default under this Agreement, (ii) the lender agrees to attom to and assume this Agreement in the event that it takes possession of the sites, (iii) such assignment shall not attach or affect, in any manner, BellSouth's or the Master Landlord's right, title or interest in or to all or any part of the Tower or the Property, and
(iv) User shall remain liable under this Agreement.

               (ix)   Pre-construction Meeting; Other Construction Meetings.
                      -----------------------------------------------------
Prior tocommencing any installation and/or construction, a duly authorized representative of User shall meet with a duly authorized representative of BellSouth at the Tower site to mutually approve the construction methods and procedures, such approval not to be unreasonably withheld, conditioned or delayed by either party. BellSouth and User agree to cooperate with one another in scheduling such pre-construction meeting. In addition, BellSouth and User will meet during and upon substantial completion of construction to mutually approve grounding and punch-list items, respectively, and BellSouth and User agree to cooperate with one another in scheduling such meetings.

     11.  Ingress and Egress.
          -------------------

          (a) Upon the Execution Date of a Site Agreement, BellSouth hereby grants to User, subject to the limitations set forth herein or in the applicable Site Agreement, (i) the non-exclusive right to use the Tower, at locations mutually agreed upon by User and BellSouth, for the term hereof for ingress, egress, and access to the Tower Space adequate to service the Tower Facilities and (ii) if the term "Leased Space" as used in the Site Agreement includes Ground Space, a non-exclusive easement for the ten-n hereof, for ingress, egress, and access to the Leased Space, on a twenty-four (24) hours per day, seven (7) days per week basis, across (aa) the Property in locations mutually agreed upon by BellSouth and User and (bb) if the Property is leased or licensed by BellSouth, across the property of the Master Landlord to the extent and in the locations of the Master Landlord-granted ingress, egress and access easements to BellSouth in the Master Lease/License. User or User's qualified, insured contractors under User's direct supervision shall have access to the Tower upon twenty-four (24) hours notice to BellSouth, which access shall be subject to the accompaniment, at BellSouth's option, of BellSouth's field personnel to provide an escort and/or supervision, and User shall reimburse BellSouth for BellSouth's actual, reasonable costs related thereto within thirty
(30) days of BellSouth's delivery to User of a written invoice for such costs. The foregoing notwithstanding, User shall have access to the Leased Space and User's Facilities immediately and without notice in the event of an emergency, and User shall notify BellSouth as soon as practicable of User's access during such emergency. Other security measures required for a particular Site may be set forth in the Site Agreement.

          (b) Prior to the Execution Date of a Site Agreement, User may have access to a Property and the Tower situated thereon only upon the execution and delivery by BellSouth and User of an entry and testing agreement in form and substance substantially similar to Schedule "II" attached hereto and by reference made a part hereof (an "Entry and Testing Agreement") which will establish the terms under which User may access the Property and Tower for the "Permitted Activities," as defined in the applicable Entry and Testing Agreement.

     12.  Utilities, Cable Runs.  Upon execution of a Site Agreement, BellSouth
          ---------------------
hereby grants to User the non-exclusive right to use the Tower for the term hereof to place any cable runs on the Tower, at locations mutually agreed upon in writing by BellSouth and User, in order to service or operate the Facilities, subject to BellSouth's prior written approval of the design and installation method and procedures, such approval not to be unreasonably withheld, conditioned or delayed. If the term "Leased Space" as used in the Site Agreement includes the Ground Space, upon execution of the Site Agreement, BellSouth hereby grants to User a non-exclusive easement for the term hereof to place any utilities or cable runs on or bring utilities across the Property and if the Property is leased or licensed by BellSouth, the property of the Master Landlord to the extent and in the locations the Master Landlord granted utility and cable run easements. User shall pay the cost of all utility service necessary to install, maintain and operate the Facilities. Where practicable, User shall install a separate meter for User's use. If installation of a meter is not practicable, the parties shall prorate such charges based on approximate actual use within thirty (30) days of receipt by BellSouth of any invoice from an applicable utility company. User shall obtain and pay the cost of telephone connections. Installation of telephone service shall be in compliance with the procedures for installation and maintenance of Facilities set forth herein.

     13.  User's Covenants.  User covenants that from the Execution Date of a
          ----------------
Site Agreement, that the Facilities, and all installation, operation, modification, relocation and maintenance associated therewith, will:

          (a) In no way damage BellSouth's Tower, Property, any other structure or accessories thereto, any Prior User's, as defined below, equipment or facilities or any Subsequent User's, as defined below, equipment or facilities, normal wear and tear excepted. If damage, other than normal wear and tear, occurs and such damage is caused by User, or User's employees, agents, contractors, or subcontractors, then User shall be liable for repair or reimbursement of repair for said damages;

          (b) Not interfere with BellSouth's operation on the Tower or the operations of any Prior User (as defined herein). For purposes hereof, a "Prior User" shall mean any other user of the Tower that has submitted to BellSouth a site application in good faith prior to the submission of User's Site Application for such Tower, which site application serves as the basis for a written agreement for the use of the Tower by such user. In the event BellSouth determines, in its sole discretion based on standard and accepted engineering practices, that User's Facilities are interfering with the operation of BellSouth's or a Prior User's equipment, authorized frequency spectrum or signal strength, User shall, within forty-eight (48) hours of notification, take all steps necessary to eliminate the interference, with the exception of ceasing User's operations. If User cannot eliminate or resolve such interference within the forty-eight (48) hour period, BellSouth shall have the right to require that User turn off its Facilities and only turn on its Facilities during off-peak hours specified by BellSouth in order to test whether such interference continues or it has been satisfactorily eliminated. In the event that User is unable to resolve or eliminate, to the satisfaction of BellSouth, such interference within thirty (30) days from the initial notification of such interference, User will immediately remove or cease operations of the objectionable Facilities and BellSouth shall have the right to terminate the applicable Site Agreement. User shall not on any Site interfere with BellSouth's use of the Site, the provision of services to BellSouth's customers, or the use of the Site by other Prior Users. Such interference shall be deemed a material breach of the Site

          (c) Not interfere with the maintenance of BellSouth's Tower and the Tower lighting system;

          (d) Keep the Facilities in a state of repair acceptable to BellSouth in BellSouth's reasonable discretion;

          (e) Identify the Facilities with metal tags fastened securely to its bracket on the Tower and to each transmission line;

          (f) Comply with all applicable rules and regulations of the Federal Communications Commission ("FCC") and all federal, state and local laws governing use of the Facilities on the Site;

          (g) Comply with all applicable laws and ordinances and promptly discharge or bond off any lien for labor or material within thirty (30) days of filing same;

          (h) Within thirty (30) days after the expiration or termination of a Site Agreement, remove all Facilities from the Property and restore the Tower and the Site to its original condition, normal wear and tear excepted. In the event User has not removed the Facilities at the time of expiration or termination of the Site Agreement, User shall pay rent at the then existing monthly rate or on the existing monthly pro-rata basis if based upon a longer payment term until such time as the removal of the Facilities is completed. In the event User does not remove its Facilities within thirty (30) days after the expiration or termination of the Site Agreement, BellSouth shall have the right to remove and store the Facilities, at User's sole expense, and User shall reimburse BellSouth for such expenses upon demand. If BellSouth removes the Facilities, BellSouth shall not be responsible for any damage to the Facilities during the removal and storage thereof unless caused by the gross negligence of BellSouth. Notwithstanding the foregoing, except as may be required under any lease or license agreement pursuant to which BellSouth has rights in and to the Property, User shall not be required to remove any concrete pads upon which User's equipment shelters or cabinets may have been located upon the expiration or termination of a Site Agreement;

          (i) Upon the completion of the initial installation of the Facilities on the Site, within thirty (30)days of the completion of the relocation of the Facilities or installation of additional Facilities on the Site and, for any year in which User has performed a site audit on the Site or the Facilities or User's operations at the Site have changed or been modified, by December I of each year throughout the term of the Site Agreement, User shall provide BellSouth with the number of batteries, battery model numbers, battery manufacturers, the number of cells in each battery and the amount of sulfuric acid in User's batteries on the Site in order for BellSouth or if, the property is leased or licensed by BellSouth, the Master Landlord, to file such information with the Environmental Protection Agency ("EPA") and any state and local authorities as required by applicable law. Further, within thirty (30) days of User's receipt of a written request from BellSouth, User will provide BellSouth with any other information and copies of documents relating to the Facilities located on the Site which BellSouth or Master Landlord may be required to file with the FCC, EPA or any other governmental agencies. User agrees to indemnify and hold BellSouth hardness from any liabilities resulting from any inaccuracies in such information or documentation delivered by User to BellSouth or User's failure to provide BellSouth with such information or documentation in accordance with the provisions of this Section 13(i);

          (j) Be coordinated through BellSouth and User shall cooperate with BellSouth.

          (k) It is recognized that certain construction, such as the erection of an antenna support structure, can have an effect on a given AM Signal Array within certain parameters. This issue is addressed in Part 22 of the FCC Rules and Regulations. A statement of this policy regarding structures erected or modified by Commission Licensees in the vicinity of broadcast AM Stations is found in the FCC Report No. CL-90-40, "Re-Publication of Standard Broadcast Re-Radiation and Tower Construction Authorized Under Part 22 of the Rules." This policy states that "Licensees and Permitees planning to construct or modify a tower within 2 miles of a directional AM array or within .5 miles of a non-directional AM tower should take certain precautions..." to protect the array of said AM Station(s).

     BellSouth has constructed its Towers in compliance with the rules and regulations of the FCC. By User's collocation on any BellSouth Tower, User accepts full responsibility (including financial responsibility) to take any and all measures to comply with the FCC mandate as it pertains to modifications of existing towers. After this mandate has been satisfied, all documentation to substantiate compliance will be forwarded to BellSouth for records maintenance.

     In the event that the applicable Tower at any Site was fitted with a detuning apparatus to protect the array of a given AM Station, User will be responsible for following the procedure set forth below to ensure that the Tower remains in compliance:

          Prior to actual collocation on the existing BellSouth Tower, a certified letter will be sent from User to the AM station(s) in question advising said station(s) of the intent to collocate on the BellSouth existing Tower. This document will reference that BellSouth has detuned the structure with the installation of a detuning apparatus; furthermore, the Tower will not be increasing in electrical height and therefore this collocation will cause no further perturbation to the AM Signal. A copy of this letter will be furnished to BellSouth for record purposes. After the collocation has been completed, User will ensure the proper working condition of the detuning apparatus by retaining the appropriate BellSouth detuning consultant to take proximity measurements of the Tower to adjust said apparatus to include the new antenna. This course of action is necessary because the detuning apparatus will need to be rendered inert during the actual installation of any additional antennas to the structure. Any costs involved in following this procedure will be the responsibility of User.

     If, due to User's collocation, it becomes necessary to modify the actual height of the Tower, it will be the responsibility of User to retain a detuning consultant and perform a partial proof of performance report and/or install/modify detuning apparatus to ensure the integrity of a given AM Signal.

     14. BellSouth's Covenants. BellSouth covenants that during the term of a Site Agreement it shall:

          (a) Maintain the Tower and surrounding area in a safe condition;

          (b) Except as otherwise set forth in this MSA, take no action which would adversely affect the User's proposed use of the Site;

          (c) Upon User's payment of rent and performance of its covenants, but subject to the terms of any Master Lease/License pursuant to which BellSouth has rights in and to the Property, and subject to any prior lien or encumbrance on the Property, ensure User's quiet use and enjoyment of the Site;

          (d) Comply with all applicable rules and regulations of the FCC, the FAA, and all federal, state and local laws governing the Tower and Property;

          (e) Not permit any Subsequent User (as defined herein) to interfere with the operation of User's equipment, authorized frequency spectrum, signal strength or Facilities. For purposes hereof, a "Subsequent User" shall mean any other user of the Tower that submits to BellSouth a site application for the use of such Tower after the submission of User's Site Application for such Tower.
In the event BellSouth determines, in its sole discretion based on standard and accepted engineering practices, that the Subsequent User is interfering with the operation of User's equipment, authorized frequency spectrum, signal strength or Facilities, BellSouth shall, within forty-eight (48) hours of notification, take all steps necessary to eliminate the interference, with the exception of ceasing the Subsequent User's operations. If the Subsequent User cannot eliminate or resolve such interference within the forty-eight (48) hour period, BellSouth shall take all steps necessary to require that the Subsequent User turn off its facilities and only turn on its facilities during off-peak hours specified by BellSouth in order to test whether such interference continues or it has been satisfactorily eliminated. In the event that the Subsequent User is unable to resolve or eliminate, to the satisfaction of BellSouth, such interference within thirty (30) days from the initial notification of such interference, the Subsequent User will immediately remove or cease operations of the objectionable facilities. Notwithstanding the foregoing, if the Subsequent User is a governmental entity, BellSouth shall have the right to give the governmental entity five (5) business days notice prior to BellSouth being required to take any actions required by this Section 14(e) to cure such interference. BellSouth shall give such governmental entity written notice of the interference within two (2) business days of BellSouth's determination that such action is reasonably necessary. BellSouth's notice to the governmental entity shall be deemed given on the day it is delivered by hand or on the day it is deposited with an overnight courier or the United States mail;

          (f) Not permit any Prior User or Subsequent User to damage User's Facilities or the Site, normal wear and tear excepted. If damage by BellSouth, a Prior User, or Subsequent User, other than normal wear and tear, occurs to User's Facilities or the Site, then BellSouth, such Prior User, or Subsequent User, shall be liable for repair or reimbursement of repair for such damages caused by such party;

          (g) Use reasonable efforts not to violate or breach any term of the Master Lease/License giving the Master Landlord the right, with the passage of time and/or giving of notice, to terminate the Master Lease/License; deliver to User copies of every notice of default, non-renewal or nonconformance received from Master Landlord immediately upon receipt thereof by BellSouth, and User shall have the right, but not the obligation, to cure any such defaults of BellSouth within the periods afforded BellSouth under the Master Lease;

          (h) Provide the Master Landlord with the information necessary to enable the Master Landlord to comply with the reporting requirements of the EPA or any other governmental agency; provided, however, BellSouth shall have no obligation to provide the Master Landlord with information regarding the User's Facilities if User has not provided BellSouth with such information in accordance with the provisions of Section 13(i) hereof.

     15.  Compliance with Laws.
          --------------------

          (a) FCC and FAA Compliance. BellSouth acknowledges that it is aware of its obligations under Section 303 of the Communications Act of 1934 (47 U.S.C. 303), as amended, to maintain the painting and illumination of Towers as prescribed by the FCC. BellSouth further acknowledges that it is aware that it is subject to forfeitures assessed by the FCC for violations of such rules and requirements. BellSouth further acknowledges that it, and not User, shall be responsible for compliance with all Tower or building marking and lighting requirements which may be required by the Federal Aviation Administration ("FAA") or the FCC. BellSouth shall indemnify and hold harmless User from any fines or other liabilities caused by BellSouth's failure to comply with such requirements. Further, should User be cited by either the FCC or FAA because a Tower is not in compliance within the time frame allowed by the citing agency, User may terminate the Site Agreement for such Tower immediately upon notice to BellSouth, or, at User's option, cause the Tower to comply with FAA or FCC requirements and BellSouth shall be responsible for reimbursing User for its actual, reasonable costs incurred to bring the Tower into compliance with FAA or FCC requirements. Notwithstanding the foregoing, if FAA or FCC compliance requires the removal and/or relocation of the Tower, User's sole remedy shall be to terminate the Site Agreement for such Tower. Upon such termination, the parties to the Site Agreement shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, and User's obligation to remove the Facilities from the Property.

          (b) Hazardous Substances. BellSouth and User agree that they will not use, store, dispose, or release any Hazardous Substances on the Property in violation of any applicable federal, state or local law, regulation, or order. "Hazardous Substances" means any hazardous material or substance which is or becomes defined as a hazardous substance, pollutant or contaminant subject to reporting, investigation or remediation pursuant to any federal, state or local law, regulation or order; and any substance which is or becomes regulated by any federal, state or local governmental authority; and any oil, petroleum products and their by-products. BellSouth and User acknowledge that User, BellSouth, Prior Users and Subsequent Users may each use diesel fuel and batteries in appropriate small quantities from time to time to operate emergency back-up generators provided that the transportation, delivery, storage, use and disposal by User, BellSouth, a Prior User, or a Subsequent User, as the case may be, is in compliance with all federal, state and local laws, regulations and orders. BellSouth agrees to indemnify and save harmless the User against any and all claims, liabilities, demands, causes of action, losses, damages, orders, judgments, penalties, clean-up costs, costs and expenses including, without limitation, attorneys fees and costs, arising from BellSouth's misrepresentation, breach of warranty or breach of agreement contained in this
Section 15(b). User agrees to indemnify and save harmless BellSouth against any and all claims, liabilities, demands, causes of action, losses, damages, orders, judgments, penalties, clean-up costs, costs and expenses including, without limitation, attorneys fees and costs arising from User's misrepresentation, breach of warranty or breach of agreement, contained in this Section 15(b). The obligations of BellSouth and User to indemnify the other pursuant to this
Section 15(b) shall survive the termination or expiration of this MSA and each Site Agreement.

          (c) Phase I - Environmental Site Assessment.  After the execution and
              ---------------------------------------
delivery by BellSouth and User of an Entry and Testing Agreement for a Site User may perform a Phase I - environmental site assessment on the Property pertaining to such Site provided such Phase I - environmental site assessment does not involve any subsurface soils testing and further provided that User provides BellSouth with a complete written copy of the Phase I - environmental site assessment within ten (10) days of completion at no expense to BellSouth. Only with BellSouth's prior written consent and subject to BellSouth's supervision may User perform a Phase 11 - environmental site assessment on the Property.

          (d) National Environmental Policy Act Compliance.  Upon execution of a
              --------------------------------------------
Site Agreement, and except as provided in a Site Agreement, BellSouth represents that the Tower and Property comply with the applicable provisions of the National Environmental Policy Act, 47 C.F.R. Section 1.1301 et seq. ('NEPA'). BellSouth acknowledges that it, and not the User, shall be responsible for compliance with all applicable provisions of NEPA. BellSouth shall indemnify and hold harmless User from any fines or other liabilities caused by BellSouth's failure to comply with NEPA. In no event shall BellSouth be responsible to User for lost profits, market share or consequential damages. Further, should BellSouth be cited for noncompliance with NEPA and fail to bring the Tower and/or Property into compliance, User, in addition to any and all other remedies available to User at law or in equity, may terminate this Site Agreement immediately upon written notice to BellSouth, or, at User's option, cause the Tower to comply with NEPA and BellSouth shall be responsible for reimbursing User for its actual, reasonable costs incurred to bring the Tower into compliance with NEPA requirements. Notwithstanding the foregoing, if NEPA compliance requires the removal and/or relocation of the Tower, User's sole remedy shall be to terminate the Site Agreement for such Tower. Upon such termination, the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under this Site Agreement except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, and User's obligation to remove the Facilities from the Property.

          (e) User acknowledges and understands that BellSouth has installed or will install certain signage and/or physical barriers pertaining to radio frequency exposure from BellSouth's transmitter and other equipment. User shall instruct all of its personnel and its contractors performing work at the Site to read carefully all such signage, to follow the instruction provided in such signage, and to honor all physical barriers. In no event shall User's personnel or contractors tamper with any such signage or barriers. User shall be responsible for placement of signage or physical barriers at or near its facilities at the Site in order to comply with applicable FCC radio frequency exposure guidelines. BellSouth agrees that it shall cooperate with User in these efforts and that BellSouth shall instruct its personnel and contractors performing work at the Site to read carefully all such signage, to follow the instructions provided in such signage, and to honor all physical barriers. In no event shall BellSouth's personnel or contractors tamper with any such signage or barriers. BellSouth and User shall cooperate in good faith to minimize any confusion or unnecessary duplication that could result from similar signage being posted respecting the other carrier's transmission equipment (if any) at or near the Site.

     16.  Assignment or Subletting; No Liens.
          ----------------------------------

          (a) Assignment by User. User shall not assign, convey, or transfer its interest in this MSA or any Site Agreement without first obtaining BellSouth's written approval, which approval may not be unreasonably withheld, conditioned, or delayed. User is not permitted to sublease or to license its interest in this MSA or any Site Agreement. Notwithstanding the foregoing, User has the right, without the necessity of obtaining BellSouth's consent, to assign this MSA or any Site Agreement to a User Affiliate (as defined herein), provided that User notifies BellSouth in writing of such assignment. For purposes hereof, "User Affiliate" shall mean any entity which controls, is controlled by, or is under common control with User or Triton PCS Holding Company, L.L.C., a Delaware limited liability company (collectively "Triton"), to any entity resulting from the merger or consolidation of Triton, or to any person or entity which acquires substantially all of the assets of Triton, provided that such assignee assumes in full all of the obligations of User under this MSA and the Site Agreements that may be assigned.

          (b) Assignment by BellSouth.  BellSouth shall have the right to assign
              -----------------------
this MSA or any Site Agreement to a BellSouth Affiliate (as defined herein) or an assignee who purchases an MSA, RSA, BTA or MTA, as defined by the FCC, without User's prior approval, and shall notify User within a reasonable time of any such assignment. For purposes of this MSA and the Site Agreements, "BellSouth Affiliate" shall mean any entity which controls, is controlled by, or is under common control with BellSouth Carolinas PCS, L.P. ("BSCP") or BellSouth Personal Communications, Inc. ("BPCI"), to any entity resulting from the merger or consolidation of BSCP or BPCI, or to any person or entity which acquires substantially all of the assets of BSCP or BPCI, provided that such assignee assumes in full all of the obligations of BellSouth, under this MSA and the Site Agreements that may be assigned.

          (c) Liens.  Except as provided in Section 10 (viii) hereof, User shall
              -----
keep the Property, the Tower, the Site and the Facilities free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of User. All persons either contracting with User or furnishing or rendering labor and materials to User shall be notified in writing by User that they must look only to User for payment for any labor or materials. If any lien is filed against the Property, the Tower, the Site or the Facilities as a result of the acts or omissions of User, its employees, agents or contractors or subcontractors, User shall discharge it or bond it off within thirty (30) days after User learns that the lien has been filed.

     17.  Insurance: Risk of Loss.
          -----------------------

          (a) User's Insurance.  Prior to installation of the Facilities and to
              ----------------
having access to a Site and at all times during the term of a Site Agreement, User shall provide proof of insurance for each individual Site, as outlined below, satisfactory to BellSouth, and maintain the coverages specified below during the term of a Site Agreement and until all Facilities are removed from the Site following termination of a Site Agreement:

              (i) Commercial General Liability Insurance with limits of not less than $2,000,000 per occurrence and in the aggregate.

              (ii)  Workers' Compensation coverage in the statutory amount.

              (iii) Employers Liability coverage with limits of not less than $500,000 each accident, $500,000 each employee by disease and $500,000 policy limit by disease.

              (iv) Automobile Liability for Owned and Non-Owned Autos, Combined Single Limit of $1,000,000.

              (v) All Risk Insurance with Replacement Value coverage of User's Facilities and personal property located on the Property.

          (b) BellSouth's Insurance.  At all times during the term of a Site
              ---------------------
Agreement, BellSouth shall maintain insurance for such Site as outlined below:

              (i) Commercial General Liability Insurance with limits of not less than $2,000,000 per occurrence and in the aggregate.

               (ii)   Workers' Compensation coverage in the statutory amount.

               (iii) Employers Liability coverage with limits of not less than $500,000 each accident, $500,000 each employee by disease and $500,000 policy limit by disease of $1,000,000.

               (iv) Automobile Liability for Owned and Non-Owned Autos, Combined Single Limit

               (v) All Risk Insurance with Replacement Value coverage of the Tower and BellSouth's personal property located on the Property.

         (c)  Additional Insured.  BellSouth shall be named as additional
              ------------------
insured on the policy listed in Section 17 (a) (i) above. User shall be named as additional insured on the policy listed in Section 17 (b) (i) above. Additionally, each party shall obtain a waiver of subrogation from its insurer on the policies listed in Section 17 (a) (i) and Section (b) (i) above. BellSouth and User may satisfy this requirement by obtaining appropriate endorsements to any master or blanket policy of liability insurance User or BellSouth, as applicable, may maintain. No policy may be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to BellSouth or User.

         (d)  Third Parties.  User and BellSouth shall require their respective
              -------------
contractors and subcontractors to carry workers' compensation insurance and adequate liability insurance in conformity with the minimum requirements listed above.

         (e)  Risk of Loss; Limitation of Liability.  Notwithstanding anything
              -------------------------------------
herein to the contrary, each party shall bear the risk of loss of or damage to the respective personal property during the term of each Site Agreement except to the extent caused by the negligence or willful misconduct of the other party. Neither party shall be liable for any damage to the other party's personal property except to the extent caused by a party's negligence or willful misconduct. Notwithstanding anything herein to the contrary, the parties shall not be liable for any consequential or incidental damages incurred by the other party due to any malfunction, vandalism, acts of God (including, without limitation, lightning, wind, rain, hail, fire or storms) or any other damage resulting from any reason. In the event the Tower or other portions of the Site are destroyed or so damaged as to be unusable, BellSouth or User shall be entitled to elect to cancel and terminate the Site Agreement, or in the alternative may elect to restore the Site, in which case User and BellSouth shall remain bound hereby but shall be entitled to an abatement of rent during the loss of use, if the User or BellSouth has not elected to cancel the Site Agreement. In no event shall the leasehold or other interest created by the Site Agreement be specifically enforceable and in no event shall either BellSouth or User be responsible to any party for consequential damages, lost business opportunities, profits or market share.

         (f)  Removal of Facilities.  User's obligation to provide the insurance
              ---------------------
coverages set forth in this Section 17 shall survive the expiration or termination of the Site Agreement until the User's Facilities are removed from the Property.

     18. Indemnification.  User does hereby agree to indemnify and save
         ---------------
BellSouth harmless from any and all claims, liabilities, demands, causes of action, losses, damages, orders, judgments, penalties, costs and expenses, including without limitation, reasonable attorneys fees and costs (i) for property damage or personal injuries or death caused by the negligence or willful misconduct of User, User's agents, employees, and contractors arising out of User's occupancy of the Site or the installation, maintenance, operation and removal of the Facilities, or (ii) resulting from the User's breach of any term or condition of this MSA or a Site Agreement. BellSouth does hereby agree to indemnify and save User harmless from any and all claims, liabilities, demands, causes of action, losses, damages, orders, judgments, penalties, costs and expenses, including without limitation, reasonable attorneys fees and costs (i) for property damage or personal injuries or death caused by the negligence or willful misconduct of BellSouth, BellSouth's agents, employees, and contractors arising out of BellSouth's occupancy of the Site or the installation, maintenance and operation of the Facilities, or (ii) resulting from BellSouth's breach of any term or condition of this MSA or a Site Agreement. The obligations to indemnify and hold harmless set forth in this Section shall survive the expiration or termination of this MSA and each respective Site Agreement.

     19.  Default.
          -------

          (a)  User's Default.  Each of the following shall be considered a
               --------------
default of a Site Agreement by the User:

               (i) The failure to pay any rent or other charges required pursuant to this MSA and the Site Agreement within thirty (30) days after receipt of BellSouth's written notice of such failure;

               (ii) The failure to cure, within (30) days after receipt of BellSouth's written notice thereof, any breach of any other term of this MSA or the Site Agreement, provided, however, that if such breach is not capable of being cured within such period but User has undertaken efforts to cure such breach, and such breach is capable of being cured, such thirty (30) day period shall be extended for so long as User is diligently attempting in good faith, to cure such breach, not to exceed an additional thirty (30)calendar days (except for promises relating to interference as set forth in Section 13 (b) hereof);

               (iii) Abandonment of the Site ("Abandonment" being defined as User not using the Site for sixty (60) consecutive days);

               (iv) The failure of User to eliminate interference problems as set forth in Section 13(b); or

               (v) If (a) User gives notice to any governmental body of its insolvency or pending insolvency or makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of its creditors, or files an answer admitting the material allegations of, or consenting to, or defaults in answering any pleading filed with respect to the commencement of any case or proceeding respecting User under any bankruptcy or insolvency law, or (b) any order for relief is entered against User in any case in bankruptcy, any order, judgment or decree is entered against User by a court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of User or of all or a substantial part of its assets, and such order, judgment, or decree continues unstayed and in effect for a period of ninety (90) consecutive days, or any proceeding for the reorganization of a party under, or for an arrangement under, any bankruptcy or insolvency law applicable to User is commenced whether by or against User and not dismissed within ninety (90) days from commencement thereof.

Upon default of a Site Agreement by User, in addition to all other remedies provided at law or in equity, BellSouth may, at its option:

                    (aa) elect to remove all of the Facilities by legal process, thereby terminating the Site Agreement, and store the Facilities at User's expense, payable upon demand by BellSouth.

                    (bb) elect to treat the Site Agreement in full force and effect and shall be entitled to collect the rent provided for hereunder.
Upon the termination of a Site Agreement pursuant to Section (aa) above, the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement except for indemnity obligations, including without limitation, environmental indemnity and tax obligations, any obligations arising prior to the date of termination, and User's obligation to remove its Facilities from the Property.

               (b) BellSouth's Default. Each of the following shall be considered a default of a Site Agreement by BellSouth:

                    (i) The failure to cure, within (30) days after receipt of User's written notice thereof, any breach of any other term of this MSA or the Site Agreement, provided, however, that if such breach is not capable of being cured within such period but BellSouth has undertaken efforts to cure such breach, and such breach is capable of being cured, such thirty (30) day period shall be extended for so long as BellSouth is diligently attempting in good faith, to cure such breach, not to exceed an additional thirty (30) calendar days (except for promises relating to interference by a Subsequent User as set forth in Section 14 (e) which must be cured within the time frame set forth in
Section 14 (e) and except for any breach of the Master Lease/License which must be cured within the time frames set forth in the Master Lease/License); or

                    (ii) The failure of BellSouth to eliminate interference problems as set forth in Section 14 (e).

Upon default of a Site Agreement by BellSouth, in addition to all other remedies provided at law or in equity, User may, at its option:

                    (aa) elect to cure BellSouth's default, in which event User shall have the right to offset any and all reasonable costs incurred in curing BellSouth's default against any rent or other amounts due BellSouth; or

                    (bb) elect to terminate the Site Agreement as of the date of the default and to recover from BellSouth all damages (except those for which BellSouth is not liable under the terms of this MSA) incurred by User as a result of such default. Upon such termination, the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, obligation to pay damages, and User's obligation to remove the Facilities from the Property.

          20.  Termination.
               -----------

               (a)  Termination of Site Agreement.
                    -----------------------------

                    (i) Termination by User.  Notwithstanding anything to the
                        -------------------
contrary contained in this MSA, User shall be entitled to terminate a Site Agreement after the Commencement Date, with written notice to BellSouth in the event:

               (a) any Approval is canceled, expires, lapses, or is otherwise withdrawn or terminated through no fault of User while User is working in the normal course of business to maintain all such Approvals; or

               (b) any notice by BellSouth of relocation of User's Facilities pursuant to Section 9 hereof is unacceptable to User.

Any such termination by User shall be effective thirty (30) days after receipt of written notice by BellSouth. Upon such termination, the Site Agreement shall terminate and be of no further force and effect, and except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, and User's obligations to remove the Facilities from the Property, the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement.

               (ii) Termination by BellSouth.
                    -------------------------

                    (a) In the event BellSouth's right to occupy the Property is terminated at any time following execution of a Site Agreement as a result of the termination or expiration of the Master Lease/License, the Site Agreement shall automatically terminate upon the effective termination date of the Master Lease A License and be of no further force and effect, and except for any indemnity obligations and User's obligation to remove the Facilities from the Property, the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement. It is understood that BellSouth is under no obligation to extend the term of the Master Lease/License for any particular Site.

                    (b) In the event BellSouth needs additional capacity at a Site for its equipment, BellSouth may terminate a Site Agreement as provided in
Section 9 hereof. In the event User refuses to lease, sublease, license or sublicense, as applicable, a Reciprocal Site to BellSouth, for reasons unrelated to User's capacity, zoning, permits, licenses and other required approvals, or environmental issues with respect to such Reciprocal Site, BellSouth may elect to terminate any existing Site Agreement in the same geographic market as the proposed Reciprocal Site refused by User, effective thirty (30) days after receipt by User of written notice. Upon termination of any Site Agreement, such terminated Site Agreement shall be of no further force and effect and the parties hereto shall be released from all duties, obligations, liabilities, and responsibilities under the terminated Site Agreement, except for indemnity obligations, User's obligation to remove the Facilities from the terminated Site, and User's obligations set forth in Section 13 (h) hereof. In the event User does not remove its Facilities from the terminated Site as provided in
Section 9 or Section 13 (h) hereof, as applicable, BellSouth shall have the right to remove and store User's Facilities, at User's expense.

          21.  Condemnation. If the whole of the Property or Site which are
               ------------
subject of any Site Agreement or so much thereof as to interfere with the use thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, such Site Agreement shall terminate as of the date when possession is taken. In such event, BellSouth shall be under no liability to User resulting from such condemnation and User shall be entitled to no part of any condemnation award except so much thereof as the condemning authority expressly allocates to that portion of the proceeds directly attributable to the value of User's Facilities on the Tower, its leasehold interest in the Site, and moving or relocation expenses incurred by User. BellSouth shall provide User with notice in writing of any actual or threatened condemnation proceedings promptly after receiving notice thereof. Upon such termination, the parties to the Site Agreement shall be released from all duties, obligations, liabilities and responsibilities under the Site Agreement except for any indemnity obligations, including without limitation, environmental indemnity and tax obligations, and User's obligation to remove the Facilities from the Property.

     22.  Mortgage by BellSouth. This MSA and each Site Agreement is and shall
          ---------------------
be subject to a security interest or mortgage which might now or hereafter constitute a lien upon the Site. This MSA and each Site Agreement is and shall be subject and subordinate in all respects to any and all such mortgages on the Site and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any mortgage covering any Site, the User shall attom to the purchaser upon any such foreclosure or sale and recognize such purchaser as the lessor/licensor, as applicable, under this MSA and the applicable Site Agreement(s); provided that so long as the User is not in default hereunder, this MSA and the applicable Site Agreement(s) shall remain in full force and effect, and User's use and occupancy pursuant to this MSA and applicable Site Agreements shall not be disturbed.

     23.  Entirely. This MSA and Site Agreement, including all Schedules and
          --------
Exhibits hereto and thereto, constitute the entire agreement between BellSouth and User and any modification to the MSA or Site Agreement, any Schedule or Exhibits hereto or thereto, must, in order to be effective, be in writing, signed by authorized representatives of each party.

     24.  Waiver. Failure or delay on the part of either party to exercise any
          ------
right, power, privilege or remedy hereunder shall not operate as a waiver thereof; nor shall any single or partial exercise of any right under this MSA of under a Site Agreement preclude any other or further exercise thereof or the exercise of any other right.

     25.  Binding Effect. This MSA and the Site Agreements shall extend to and
          --------------
bind the heirs, personal representatives, successors, permitted assigns, or its successors in interest of the parties hereto.

     26.  Governing Law. This MSA and each Site Agreement and performance
          -------------
hereunder and thereunder shall be governed, interpreted, construed and regulated by the laws of the state where the Property and Site are located.

     27.  Notice. All notices hereunder shall be deemed validly given if sent by
          ------
certified mail, return receipt requested, or with a nationally recognized courier which provides notice of receipt, postage fully prepaid, addressed as follows, or to such other addresses as may be given from either party in writing to the other:

      BellSouth:    BellSouth Personal Communications, Inc.

                    3353 Peachtree Road, N.E.,
                    Suite 300
                    Atlanta, GA 30326
                    Attn:  Real Estate Manager

                    with a copy to:

                    BellSouth Personal Communications, Inc.
                    3353 Peachtree Road, N.E., Suite 400
                    Atlanta, GA 30326
                    Attn:  Legal Department

      User:         Triton PCS Property Company L.L.C.,
                    101 Lindenwood Drive
                    Malvern, PA 19355

                    with a copy to:

                    Kleinbard, Bell & Brecker, LLP
                    1900 Market Street, Suite 700
                    Philadelphia, PA 19103
                    Attn:  Jay Goldstein, Esq.

     28.  Headings. Section headings in this MSA and in each Site Agreement are
          --------
included for the convenience of reference only and shall not constitute a part of this MSA or the Site Agreement for any other purpose.

     29.  Brokerage. User warrants and represents to BellSouth that it has not
          ---------
dealt with a real estate agent or broker with respect to this MSA or any Site Agreement, and shall hold BellSouth harmless against all claims by any real estate agent or broker claiming a commission hereunder or thereunder on behalf of User. BellSouth warrants and represents to User that, except for GlobalComm, Inc., it has not dealt with a real estate agent or broker with respect to this MSA or any Site Agreement, and shall hold User harmless against all claims by any real estate agent or broker claiming a commission hereunder or thereunder on behalf of BellSouth.

     30.  Memorandum of Lease. At the request of User, BellSouth hereby agrees
          -------------------
to execute a memorandum or short form of lease (a "Memorandum of Lease"), in form satisfactory for recording, and such Memorandum of Lease may be filed of record by the User, at User's sole cost, including taxes or assessments incurred in connection therewith. The parties understand and agree that this MSA and the Site Agreements shall not be recorded of record. User agrees to prepare, execute and record, at its expense, a release, within thirty (30) days of expiration or termination of a Site Agreement. In the event User fails to do so, BellSouth has a contractual right as User's agent for this limited purpose to prepare, execute and record such release and User shall reimburse BellSouth, upon demand, for all expenses, including attorney fees and filing fees, incurred in connection therewith.

     31.  Counterparts. This MSA and each Site Agreement may be executed in any
          ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

     32.  Authority. Each party hereby represents and warrants to the other that
          ---------
all necessary corporate authorizations required for execution and performance of this MSA and each Site Agreement have been given and that the undersigned officer is duly authorized to execute this MSA and each Site Agreement and bind the party for which it signs.

     33.  Severability. If any term, covenant, condition or provision of this
          ------------
MSA or the Site Agreement or any application hereof or thereof shall, to any extent, be invalid or unenforceable, the remainder of this MSA and each Site Agreement shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                    BELLSOUTH:
                    ---------

                    BELLSOUTH CAROLINAS PCS, L.P.,
                    a Delaware limited partnership (SEAL)

                    By:  BellSouth Personal Communications, Inc.,
                         a Delaware corporation, its general partner


                         By:______________________________________
                         Name:____________________________________
                         Title:___________________________________


                         Attest:__________________________________
                         Name:____________________________________
                         Title:___________________________________

                            [AFFIX CORPORATE SEAL]

                    BELLSOUTH PERSONAL COMMUNICATIONS, INC., a Delaware corporation


                    By:___________________________________________
                    Name:_________________________________________
                    Title:________________________________________


                    Attest:_______________________________________
                    Name:_________________________________________
                    Title:________________________________________

                            [AFFIX CORPORATE SEAL]

     IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                    USERS:
                    -----



                    TRITON PCS PROPERTY COMPANY, L.L.C.
                    a Delaware limited partnership (SEAL)


                    By:  TRITON PCS PROPERTY COMPANY, INC.
                         a Delaware corporation,
                         its Manager


                         By:_________________________________
                         Name:_______________________________
                         Title:_______________________


                         Attest:_____________________________
                         Name:_______________________________
                         Title:

                            [AFFIX CORPORATE SEAL]

STATE OF____________)
                    )
COUNTY______________)

     I, a Notary Public for said County and State, do hereby certify that ______ personally appeared before me this day and acknowledged that he/she is _________ Secretary of BELLSOUTH PERSONAL COMMUNICATIONS, INC., a Delaware corporation, individually and as general partner of BELLSOUTH CAROLINAS PCS, L.P., a Delaware limited partnership, and that by authority and as the act of the corporation, individually and on behalf of the partnership, the foregoing instrument was signed in its name by its _______ President, sealed with its corporate seal, and attested by him/her as its Secretary.


                    __________________________________________
                    Notary Public, State of __________________

                    My Commission Expires:____________________

                    [NOTARIAL SEAL]
                    -


STATE OF____________)
                    )
COUNTY______________)

     I, a Notary Public for said County and State, do hereby certify that ______ personally appeared before me this day and acknowledged that he/she is _________ Secretary of TRITON MANAGEMENT COMPANY, INC., a Delaware corporation, and Manager of TRITON PCS PROPERTY COMPANY L.L.C., a Delaware limited partnership, and that by authority and as the act of the corporation, individually and on behalf of the partnership, the foregoing instrument was signed in its name by its ___President, sealed with its corporate seal, and attested by him/her as its _____________________Secretary.


                    __________________________________________
                    Notary Public, State of___________________

                    My Commission Expires:____________________

                    [NOTARIAL SEAL]
                    -

                     SCHEDULE "I" TO MASTER SITE AGREEMENT
                     -------------------------------------

              SITE LEASE/ SUBLEASE/LICENSE/SUBLICENSE] AGREEMENT
              --------------------------------------------------

     THIS SITE [LEASE/SUBLEASE/LICENSE/SUBLICENSE/AGREEMENT (the "Site Agreement") is made as of the latter signature date hereof (the "Execution Date"), by and between ___________, a___________________ [CORPORATION] [LIMITED
PARTNERSHIP], its successors and assigns (hereinafter referred to as "BellSouth") and TRITON PCS PROPERTY COMPANY, L.L.C., a Delaware limited liability company (hereinafter referred to as "User").

     WHEREAS, the parties are party to the Master Site Agreement dated 1998 (the "MSA");

     WHEREAS, the parties desire that except as set forth in this Site Agreement, the terms and conditions of the MSA shall govern the relationship of the parties under this Site Agreement;

     WHEREAS, BellSouth [IS THE OWNER OF] [AS LESSEE/LICENSEE, LEASED/LICENSED FROM ____________ (THE "MASTER LANDLORD") PURSUANT TO THAT CERTAIN LEASE/LICENSE AGREEMENT DATED __________19____ (THE "MASTER LEASE/LICENSE")] (WHICH MASTER LEASE/LICENSE IS ATTACHED HERETO AS EXHIBIT "A-1") AND INCORPORATED HEREIN BY REFERENCE, SUBJECT TO REDACTION OF FINANCIAL TERMS) certain real property located in___________,__________________as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference.

     NOW, THEREFORE, for valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

     1.   MSA and Defined Terms.  Unless otherwise defined herein, capitalized
          ---------------------
terms shall have the meaning set forth in the MSA. The parties agree that except as otherwise set forth herein, the terms and conditions of the MSA shall govern the relationship of the parties under this Site Agreement and the MSA is incorporated herein by reference. In the event of a conflict or inconsistency between the terms of the MSA and this Site Agreement, the terms of this Site Agreement shall govern and control.

     2.   Demise.  BellSouth hereby [LEASES/SUBLEASES/LICENSES/SUBLICENSES] to
          ------
User and User hereby [LEASES/SUBLEASES/LICENSES/SUBLICENSES] from BellSouth the following:

          (a)  Tower Space.  [Subject to BellSouth or User obtaining the consent
               -----------
of the Master Landlord pursuant to Section 5(a) of the MSA, if required by the Master Lease/License, in BellSouth's sole reasonable opinion,] [t]ower space on BellSouth's Tower between the _______________(__) foot and ______________ (___)
foot level (the "Tower Space"), for the placement of User's antenna array, platform, cables, brackets, wires and accessories, as more particularly described on Exhibit "C" attached hereto and incorporated herein by reference (the "Tower Facilities"); and

          (b) Ground Space.  [Subject to BellSouth having ground space adequate
              ------------
to accommodate User's Ground Facilities, as hereinafter defined, and BellSouth or User obtaining the consent of the Master Landlord pursuant to Section 5(a) of the MSA, if required by the Master Lease/License, in BellSouth's sole reasonable opinion,] [ground space containing ______ (_____) [acres/square feet], as approximately shown on Exhibit "B" attached hereto and incorporated herein by this reference and which will be more specifically shown on the As-Built Survey, as defined in Section 10 (vii) of the MSA, delivered by User to BellSouth in accordance with Section I 0 (vii) of the MSA and which As-Built Survey shall be attached to and become a part of this Site Agreement as Exhibit "B" when initialed

BellSouth's Site Name: ________                        User's Site Name:________
Site Number: ________                                       Site Number: _______
by BellSouth and User in accordance with Section 10 (vii) of the MSA (the "Ground Space"), for the placement of equipment shelters and cabinets, telecommunications equipment within such equipment shelters and cabinets, concrete pads, generators, cables, wires and accessories, as more particularly described on Exhibit "C" attached hereto and incorporated herein by reference (the "Ground Facilities"); together with

          (c) Ingress and Egress.  Subject to the limitations set forth in
              ------------------
Section 11 of the MSA (1)the non-exclusive right to use the Tower, at locations mutually agreed upon by User and BellSouth, for the term hereof for ingress, egress, and access to the Tower Space adequate to service the Tower Facilities and (ii) if the term "Leased Space" as used herein includes Ground Space, a non-exclusive easement for the term hereof, for ingress, egress, and access to the Leased Space across [(AA)] the Property in locations mutually agreed upon in writing by BellSouth and User [AND (BB) ACROSS THE PROPERTY OF THE MASTER LANDLORD TO THE EXTENT AND IN THE LOCATIONS THE MASTER LANDLORD GRANTED INGRESS, EGRESS AND ACCESS EASEMENTS TO BELLSOUTH IN THE MASTER LEASE/LICENSE.]

          (d) Utilities, Cable Runs.  BellSouth hereby grants to User the non-
              ---------------------
exclusive right to use the Tower for the term hereof to place any cable runs on the Tower, at locations mutually agreed upon in writing by BellSouth and User, in order to service or operate the Facilities, subject to BellSouth's prior written approval of the design and installation method and procedures, such approval not to be unreasonably withheld or delayed. [IF THE TERM "LEASED SPACE" INCLUDES THE GROUND SPACE, BELLSOUTH HEREBY GRANTS TO USER A NON-EXCLUSIVE EASEMENT FOR THE TERM HEREOF TO PLACE ANY UTILITIES OR CABLE RUNS ON OR BRING UTILITIES ACROSS THE PROPERTY AND IF THE PROPERTY IS LEASED OR LICENSED BY BELLSOUTH, THE PROPERTY OF THE MASTER LANDLORD TO THE EXTENT AND IN THE LOCATIONS THE MASTER LANDLORD GRANTED UTILITY AND CABLE RUN EASEMENTS].

     3.   Term/Site Commencement Date.  Provided [THE APPLICABLE CONTINGENCIES
          ---------------------------
SET FORTH IN SECTION 5 OF THE MSA HAVE BEEN SATISFIED,] User has paid BellSouth any required application fee, and the Site Cost Reimbursement Amount of [__________________ Dollars (______)], this Site Agreement term shall begin on the earlier to occur of (i) the date when User commences the installation of its Facilities on the Tower or (ii) forty-five (45) days from the Execution Date, unless further extended by the mutual written agreement of BellSouth and User (the "Site Commencement Date"), and shall continue until midnight of the tenth (10th ) anniversary of the Site Commencement Date (the "Initial Term"). Within five (5) business days of User's commencement of the installation of its Facilities on the Leased Space, User shall provide BellSouth written notice of the date User commenced installation of its Facilities on the Leased Space in the form of Exhibit "E" attached hereto. Provided [THE MASTER LEASE/LICENSE REMAINS IN EFFECT AND HAS NOT EXPIRED OR BEEN TERMINATED, AND] User is not in default, User shall have the option of extending this Site Agreement for two (2) additional five (5) year terms (the "Renewal Terms"). Such renewal options shall be deemed automatically exercised without notice by User to BellSouth unless User gives BellSouth written notice of its intention not to exercise any such option at least ninety (90) days prior to the expiration of the then current term, in which case, the term of the Site Agreement shall expire at the end of the then current term.

     3.   Rent/Renewal Terms.  In addition to any required application fee and
          ------------------
the Site Cost Reimbursement Amount, which shall be paid by User upon the execution and delivery of this Site Agreement, during the first five (5) years of the Initial Term, User shall pay annual rent of ***** in equal annual installments in accordance with the MSA. For the sixth through tenth year of the Initial Term, the annual rent shall be increased by ***** over the annual rent for the first five (5) years of the Initial Term. Upon the commencement of each Renewal Term, the annual rent shall be increased by ***** over the annual rent then

BellSouth's Site Name: ________                        User's Site Name:________
Site Number: ________                                       Site Number: _______


--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payable for the immediately preceding term. Unless otherwise directed in writing by BellSouth, User shall forward all rental and other payments required hereunder to:

               BellSouth Personal Communications, Inc.
               Attention: Treasury/Accounting Department
               3353 Peachtree Road, N.E., Suite 400
               Atlanta, GA 30326
               Recurring Invoice No. 71302 - ___-______-________

     5.       Additional Rent.  In addition to the rent set forth in Section 4
              ---------------
hereof, User hereby agrees to pay additional rent to BellSouth for any additional equipment added to BellSouth's Tower after the installation of the Tower Facilities set forth in Exhibit "C" hereto. Additional rent shall be calculated based on a rental amount for each piece of additional equipment. Such rental amounts are set forth below:

              Equipment                      Rental Amount
              ---------                      -------------

              _______________________        [$__________]

              _______________________        [$__________]

              _______________________        [$__________]

              _______________________        [$__________]


     6. Hazardous Substances. [BELLSOUTH IS NOT AWARE OF, AND HAS NOT RECEIVED NOTICE OF, THE DISPOSAL, RELEASE OR PRESENCE OF HAZARDOUS SUBSTANCES ON THE PROPERTY IN VIOLATION OF ANY FEDERAL, STATE OR LOCAL LAW, REGULATION OR ORDER.]

     [7.      NATIONAL ENVIRONMENTAL POLICY ACT COMPLIANCE. ADD PROVISION IF
BELLSOUTH HAS NOT COMPLIED OR IS IN THE PROCESS OF COMPLYING WITH NEPA.]

     [8/9].   Notice.  All notices hereunder shall be deemed validly given if
              ------
sent by certified mail, return receipt requested, or with a nationally recognized courier which provides notice of receipt, postage fully prepaid, addressed as follows, or to such other addresses as may be given from either party in writing to the other:

     BellSouth:  [BELLSOUTH CAROLINAS PCS, L.P.]
                 [c/o]BellSouth Personal Communications, Inc.
                 3353 Peachtree Road, N.E., Suite 300
                 Atlanta, GA 30326
                 Attn: Real Estate Manager

                 with a copy to:

                 [BELLSOUTH CAROLINAS PCS, L.P.]
                 [c/o]BellSouth Personal Communications, Inc.
                 3353 Peachtree Road, N.E., Suite 400
                 Atlanta, GA 30326
                 Attn: Legal Department

BellSouth's Site Name: ________                        User's Site Name:________
Site Number: ________                                       Site Number: _______

     User:       Triton PCS Property Company, L.L.C.
                 101 Lindenwood Drive
                 Malvern, PA 19355

                 with a copy to:

                 Kleinbard, Bell & Brecker, LLP
                 1900 Market Street, Suite 700
                 Philadelphia, PA 19103
                 Attn: Jay Goldstein, Esq.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

BellSouth's Site Name: ________                        User's Site Name:________
Site Number: ________                                       Site Number: _______

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the signature date set forth below.

                    USER:
                    ----


                    TRITON PCS PROPERTY COMPANY, L.L.C.
                    a Delaware limited partnership (SEAL)

                    By:  TRITON PCS PROPERTY COMPANY, INC.
                         a Delaware corporation,
                         its Manager


                         By:_____________________________
                         Name:___________________________
                         Title:__________________________


                         Attest:_________________________
                         Name:___________________________
                         Title:__________________________

                         [AFFIX CORPORATE SEAL]


                         Signature Date:______________________________


STATE OF____________)
                    )
COUNTY______________)

     I, a Notary Public for said County and State, do hereby certify that ______ personally appeared before me this day and acknowledged that he/she is Secretary of TRITON MANAGEMENT COMPANY, INC., a corporation and Manager of TRITON PCS PROPERTY COMPANY L.L.C., a Delaware limited partnership liability company, and that by authority and as the act of the corporation as Manager, the foregoing instrument was signed in its name by its ___________________Secretary.


                    ______________________________________
                    Notary Public, State of_______________

                    My Commission Expires:________________

                    [NOTARIAL SEAL]
                    -

BellSouth's Site Name: ________                        User's Site Name:________
Site Number: ________                                       Site Number: _______

STATE OF____________)
                    )
COUNTY______________)

     I, a Notary Public for said County and State, do hereby certify that personally appeared before me this day and acknowledged that he/she is Secretary of TRITON MANAGEMENT COMPANY, INC., a corporation and Manager of TRITON PCS PROPERTY COMPANY L.L.C., a Delaware limited partnership liability company, and that by authority and as the act of the corporation as Manager, the foregoing instrument was signed in its name by its _____________ President, sealed with its corporate seal, and attested by him/her as its ____________ Secretary.

                         ____________________________________
                         Notary Public, State of ____________

                         My Commission Expires: _____________

                         [NOTARIAL SEAL]

BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the signature date set forth below.

                                   BELLSOUTH:
                                   ---------

                                   [NAME OF CORPORATION OR LIMITED PARTNERSHIP
                                   HAVING THE FCC LICENSE]


                                   [___________ , LIMITED PARTNERSHIP,]
                                   BY: [NAME OF CORPORATE GENERAL PARTNER],
                                   ITS GENERAL PARTNER


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________


                                        Attest:____________________
                                        Name:______________________
                                        Title:_____________________

                                        [AFFIX CORPORATE SEAL]
                                        Signature Date:____________________
STATE OF ______________)
                       )
COUNTY ________________)

     I, a Notary Public for said County and State, do hereby certify that ____________ personally appeared before me this day and acknowledged that he/she is Secretary of ____________ a ______________ and general partner of _____________, a ________________ , and that by authority and as the act of the corporation as Manager, the foregoing instrument was signed in its _____________ name by its ___________ Secretary.

                         ________________________________________
                         Notary Public, State of ________________

                         My Commission Expires:__________________

                         [NOTARIAL SEAL]



BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

                                  EXHIBIT "A"
                                  -----------


                               Site Description
                               ----------------



Site Name: ___________                                 MSA/RSA/MTA/BTA: ________
Site Number __________                                 Site Address: ___________
Latitude: ____________
Longitude:____________


Legal Description of Property:
-----------------------------



Legal Description of Access Easement:
------------------------------------



Legal Description of Utility Easement:
-------------------------------------


BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

                                 EXHIBIT "A-1"
                                 -------------

                        MASTER LEASE/LICENSE AGREEMENT
                        ------------------------------

                            (Subject to redaction)


BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

                                  EXHIBIT "B"
                                  -----------

                              USER'S GROUND SPACE
                              -------------------


BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

                                  EXHIBIT "C"
                                  -----------

                 USER'S TOWER FACILITIES AND GROUND FACILITIES
                 ---------------------------------------------


                    [Attach User's Co-Location Application]


BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

                                  EXHIBIT"D"
                                  ----------

                       Certification as to Ground Lease
                       --------------------------------

                                    [Date]
                                     ----


     RE:  Site Agreement from [BELLSOUTH'S OR USER'S NAME] to [BELLSOUTH OR
          -----------------------------------------------------------------
USER] at
-------------------------------, ----------------------

Dear ______:

     Pursuant to the above referenced lease (the "Lease"), User hereby certifies unto BellSouth that User has obtained from the Master Landlord, as defined in the Site Agreement, a lease of a portion of the Master Landlord's property, as more particularly described in Section 3(a)(ii) of the Site Agreement, for ground space to accommodate [USER'S] Ground Facilities together with easements for access, utilities and cables.

                              Sincerely,



                              [BellSouth or User]

BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

                                  EXHIBIT "E"
                                  -----------

                  NOTICE OF INSTALLATION OF USER'S FACILITIES
                  -------------------------------------------

                                    [DATE]
                                     ----

[BellSouth's Name]
[BellSouth's Address]


     RE:  Site Agreement from BellSouth to [USERL at
          ------------------------------------------
          ______________ , _________________

Dear __________:

     Pursuant to Section of the above-referenced this letter serves to advise you that [USER] commenced the installation of its Facilities on the Leased Space on the above-referenced property on ______ 19__ , which date shall be the Commencement Date, as defined in the above referenced Site Agreement.

                                   Sincerely,


                                   [User]

BellSouth's Site Name:____                                 User's Site Name:____
Site Number:____                                                Site Number:____

                    SCHEDULE "II" TO MASTER SITE AGREEMENT
                    --------------------------------------

                          ENTRY AND TESTING AGREEMENT


     This Entry and Testing Agreement ("Agreement") is made as of the ___ day of , 1998, between BELLSOUTH CAROLINAS PCS, L.P., a Delaware limited partnership, d/b/a BellSouth Mobility DCS ("BellSouth"), and TRITON PCS PROPERTY COMPANY, L.L.C., a Delaware limited liability company ("Entrant"), concerning the following described property [leased] [owned] by BellSouth ("Property"): [insert site address]

     BellSouth currently owns and operates a communications tower (the "Tower") on the Property. BellSouth and Entrant are in the process of negotiating an agreement whereby Entrant will lease, sublease or license certain portions of the Tower and the Property. In order for Entrant to determine the viability and feasibility of the Property as a tower or antenna site, Entrant desires to enter upon and inspect the Property and/or to locate temporarily communications equipment on the Property to conduct short term radio propagation tests; and

     As an accommodation to Entrant, BellSouth is willing to grant permission to Entrant, its employees, agents or contractors to enter upon the Property solely to conduct such investigations, under the terms and conditions stated herein. In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

     1. BellSouth grants to Entrant, its contractors, agents, employees and assigns a right of entry and license to enter upon the Property solely to conduct and perform boundary surveys, Phase I environmental studies, and radio propagation tests (the "Permitted Activities"). Entrant's entry rights are specifically limited to the Permitted Activities and to the Property and shall not include any other activities, including without limitation any construction activities, on the Property or any other portion of the property surrounding the Property. Entrant shall be responsible for any and all costs related to the Permitted Activities, including any temporary installation, operation and removal of equipment on the Property and the Tower. Any entry or activity on the Tower by Entrant shall be coordinated in advance with BellSouth and shall be subject to BellSouth's approval and supervision, at Entrant's cost.

     2. Entrant agrees to comply with all local, state and federal laws, rules and ordinances applicable to the Permitted Activities. Entrant further agrees to exercise due care in the performance of all Permitted Activities on the Property, and not to interfere with BellSouth's or any other party's activities on the Property. Entrant shall promptly repair, at its cost, any damage to the Property, the Tower, or any other property caused by the acts or omissions of Entrant, its agents, employees, contractors or subcontractors.

     3. Entrant shall indemnify and hold harmless BellSouth, its employees, agents or contractors, from all claims, actions, damages, liability and expense, including without limitation attorneys' fees and costs, in connection with personal injury or property damage arising out of the acts or omissions of Entrant, its employees, agents or contractors, including without limitation the Permitted Activities, upon the Property, the Tower, or any other portion of the property surrounding the Property. This indemnification shall survive the expiration or termination of this Agreement.

     4. Entrant shall maintain, and shall have its contractors and subcontractors maintain, adequate insurance coverage, as determined by BellSouth. At BellSouth's request, Entrant agrees to

BellSouth's Site:____
provide certificates of insurance evidencing such insurance coverage of Entrant, its contractors, or subcontractors.

     5. The term of this Agreement shall be from the Execution Date to the earlier of (i) forty-five (45)days from the Execution Date or (ii) until BellSouth and Entrant enter into a lease, sublease or license with respect to the Property; provided, however, that BellSouth may immediately terminate this Agreement in the event Entrant breaches any term of this Agreement.

     6. In the event this Agreement expires or is terminated without the existence of a fully executed lease, sublease or license, Entrant will immediately remove any and all of its equipment from the Property and restore the Property to its condition existing immediately prior to such entry.

     7. This Agreement constitutes the entire understanding between the parties with respect to the activities contemplated by this Agreement. All prior agreements or understandings, whether oral or written, are superseded. This Agreement may be amended only by a written document duly executed by the parties. This Agreement is governed by the laws of the State wherein the Property is located.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date first above written.

                              BELLSOUTH:


                              _________________________,
                              a ________________________


                              By:_______________________
                              Print Name:_______________
                              Title:____________________



                              ENTRANT:
                              TRITON PCS PROPERTY COMPANY, L.L.C.,
                              a ____________ limited liability company


                              By:  Triton Management Company, Inc. its Manager

                                   ______________________
                                   its Manager


                                   By:___________________
                                   Print Name:___________
                                   Title:________________

BellSouth's Site:____